Securities and Exchange Commission
Washington, DC




                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of World House Entertainment, Inc. on Form SB-2 of our report dated February 25, 1998, appearing in the Prospectus, which is part of this Registration Statement.

Cordovano & Harvey, P.C.
Denver, Colorado
November 18, 1998